Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

HOLCIM FINANCE US LLC

Holcim US Finance (Luxembourg) S.A.’s 4.200% Guaranteed Notes due 2033
Lafarge S.A.’s 7.125% Notes due 2036
Holcim US Finance (Luxembourg) S.A.’s 6.875% Guaranteed Notes due 2039
Holcim US Finance (Luxembourg) S.A.’s 6.500% Guaranteed Notes due 2043
Holcim Finance US LLC’s 4.750% Guaranteed Notes due 2046
and
Holcim Finance US LLC’s 3.500% Guaranteed Notes due 2026

Dated as of June 18, 2025

i

THIS REGISTRATION RIGHTS AGREEMENT is dated as of June 18, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), and is entered into by and among Holcim Finance US LLC, a Delaware limited liability company (the “Issuer”), Amrize Ltd, incorporated in Switzerland with limited liability (the “Company”), and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Santander US Capital Markets LLC as dealer managers (collectively, the “Dealer Managers”).

This Agreement is entered into in connection with the Dealer Manager Agreement, dated May 19, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Dealer Manager Agreement”), by and among the Issuer, the Company, Holcim Ltd (“Holcim”) and the Dealer Managers, which provides for, among other things, the offers (together with any amendments, supplements or extensions thereof, each, an “Offer” and, collectively, the “Offers”) to exchange (a) any and all of (i) the Issuer’s outstanding 4.750% Notes due 2046 (the “2046 Notes”), (ii) Holcim US Finance (Luxembourg) S.A. (“HUFL”)’s outstanding 4.200% Notes due 2033 (the “2033 Notes”), (iii) HUFL’s outstanding 6.875% Notes due 2039 (the “2039 Notes”), (iv) HUFL’s outstanding 6.500% Notes due 2043 (the “2043 Notes”), and (v) Lafarge S.A. (“LSA”)’s outstanding 7.125% Notes due 2036 (the “2036 Notes” and, together with the 2046 Notes, the 2033 Notes, the 2039 Notes and the 2043 Notes, the “Any and All Notes”), and (b) up to the Maximum Acceptance Amount (as defined in the Offering Memorandum referred to below) of the Issuer’s outstanding 3.500% Notes due 2026 (the “2026 Notes” and, together with the Any and All Notes, the “Outstanding Securities”), in each case in exchange for, with respect to each series of Outstanding Securities, notes of a newly issued series of debt securities of the Issuer that corresponds to the relevant series of Outstanding Securities (respectively, the “New 2046 Notes,” the “New 2033 Notes,” the “New 2039 Notes,” the “New 2043 Notes,” the “New 2036 Notes” and the “New 2026 Notes,” and collectively, the “Notes”) and, if applicable, cash, in each case as described in the Offering Memorandum. All payments of principal, interest and other amounts payable on the Notes will be fully and unconditionally guaranteed by the Company (collectively, the “Guarantees” and, together with the Notes, the “Securities”); and the Securities, together with the cash consideration, the “Consideration”). In the event that the Spin-off (as defined below) has not occurred by July 15, 2025, the Notes will also be fully and unconditionally guaranteed on a senior unsecured basis by Holcim (the “Holcim Guarantee”) and the Holcim Guarantee will automatically terminate if the Spin-off occurs by March 23, 2026. The Securities will be issued pursuant to a supplemental indenture (the “Supplemental Indenture”) to be dated as of the Settlement Date to a base indenture to be dated as of the Settlement Date (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), each among the Issuer, the Company, Holcim, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

In order to induce the Dealer Managers to enter into the Dealer Manager Agreement, the Issuer and the Company have agreed to provide the registration rights set forth in this Agreement for the benefit of the Dealer Managers and, except as otherwise set forth herein, any subsequent holder or holders of the Securities on the terms, and subject to the conditions, set forth herein.

The parties hereby agree as follows:

1.          DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

2026 Notes: See the introductory paragraphs hereto.

2033 Notes: See the introductory paragraphs hereto.

2036 Notes: See the introductory paragraphs hereto.

2039 Notes: See the introductory paragraphs hereto.

2043 Notes: See the introductory paragraphs hereto.

2046 Notes: See the introductory paragraphs hereto.

Additional Interest: See Section 4(a) hereof.

Additional Interest Event: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Amrize Business: The business, activities and operations of Holcim and its affiliates in the United States, Canada and Jamaica, including the manufacturing of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions in the United States, Canada and Jamaica, as well as certain support operations in Colombia and certain trading operations, collectively.

Any and All Notes: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Authorized Agent: See Section 10(i) hereof.

Business Day: Shall have the meaning ascribed to such term in Rule 14d-1(g)(3) under the Exchange Act.

Company: See the introductory paragraphs hereto.

Consideration: See the introductory paragraphs hereto.

Dealer Managers: See the introductory paragraphs hereto.

Dealer Manager Agreement: See the introductory paragraphs hereto.

Effectiveness Period: See Section 3(a) hereof.

Exchange Act: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Exchange Securities: See Section 2(a) hereof.

FINRA: See Section 5(r) hereof.

Guarantees: See the introductory paragraphs hereto.

Holcim: See the introductory paragraphs hereto.

Holcim Guarantee: See the introductory paragraphs hereto.

Holder: Any holder of a Transfer Restricted Security or Transfer Restricted Securities, including, where applicable, each Participating Broker-Dealer.

HUFL: See the introductory paragraphs hereto.

Indenture: See the introductory paragraphs hereto.

Information: See Section 5(n) hereof.

Inspector(s): See Section 5(n) hereof.

Issuer: See the introductory paragraphs hereto.

LSA: See the introductory paragraphs hereto.

Maximum Acceptance Amount: See the introductory paragraphs hereto.

New 2026 Notes: See the introductory paragraphs hereto.

New 2033 Notes: See the introductory paragraphs hereto.

New 2036 Notes: See the introductory paragraphs hereto.

New 2039 Notes: See the introductory paragraphs hereto.

New 2043 Notes: See the introductory paragraphs hereto.

New 2046 Notes: See the introductory paragraphs hereto.

Notes: See the introductory paragraphs hereto.

Offers: See the introductory paragraphs hereto.

Offering Memorandum: The exchange offer memorandum dated May 19, 2025 relating to the Offers.

Outstanding Securities: See the introductory paragraphs hereto.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(b) hereof.

Person(s): An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Notes: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act and any term sheet filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Records: See Section 5(n) hereof.

Registration Statement: Any registration statement of the Issuer and the Company that covers any of the Securities, the Exchange Securities or the Private Exchange Notes filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 under the Securities Act.

Rule 144A: Rule 144A under the Securities Act.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 under the Securities Act.

Rule 424: Rule 424 under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Settlement Date: June 18, 2025, the date of issuance and payment of the Consideration.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration: See Section 3(a) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Shelf Suspension Period: See Section 3(a) hereof.

Spin-off: Following a series of internal reorganization transactions (which may be before and/or after the date of this Agreement), the separation of the Company from Holcim, resulting in the Company owning and operating, through its subsidiaries, the Amrize Business, and the distribution of all ordinary shares of the Company by Holcim to holders of ordinary shares of Holcim on a pro rata basis as a dividend-in-kind.

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Note has been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) the later of (x) the date which is two years after the date the Securities were originally issued and (y) the date upon which such Security, Exchange Security or Private Exchange Note, as the case may be, has been resold in compliance with Rule 144.

Trustee: The trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Securities and Private Exchange Notes.

Underwritten registration or underwritten offering: A registration in which securities of the Issuer and the Company are sold to one or more underwriters for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.          EXCHANGE OFFER

(a)        Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, each of the Issuer and the Company shall, at its expense, for the benefit of the Holders, use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement on an appropriate registration form (an “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the same series of the Issuer, fully and unconditionally guaranteed on a senior unsecured basis by the Company, (such debt securities, the “Exchange Securities”), that are substantially identical in all material respects to the Securities, except that the Exchange Securities (i) shall contain no restrictive legend thereon, (ii) shall bear different CUSIP numbers than the Securities, (iii) shall accrue interest from (A) the later of (x) the last interest payment date on which interest was paid on such Securities or (y) if such Securities are surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Securities, from the Settlement Date and (iv) shall be entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA and the changes required to remove the references to the Holcim Guarantee) and which, in either case, has been qualified under the TIA. The Issuer and the Company shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by June 1, 2026. As soon as practicable after such Exchange Offer Registration Statement is declared effective, the Issuer and the Company shall commence the Exchange Offer. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable federal and state securities laws. Each of the Issuer and the Company shall use commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is transmitted to Holders and consummate the Exchange Offer on or prior to July 1, 2026.

Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer and consummation by the Issuer and the Company of the Exchange Offer, will be required to represent to the Issuer and the Company in writing (which may be contained in the applicable letter of transmittal) substantially to the effect that: (i) any Exchange Securities acquired in exchange for Transfer Restricted Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer, neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder, is engaged and does not intend to engage in and will have no arrangements or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405 of the Securities Act) of the Issuer or the Company; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging, or intends to engage, in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Transfer Restricted Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder). In addition, all Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuer’s and the Company’s preparations for the Exchange Offer.

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Transfer Restricted Securities that are Private Exchange Notes, Exchange Securities as to which Section 2(c)(iv) hereof is applicable and Exchange Securities held by Participating Broker-Dealers, and the Issuer and the Company shall have no further obligation to register Transfer Restricted Securities (other than Private Exchange Notes and Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

(b)        The Issuer and the Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

The Issuer and the Company shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days after the date on which the Exchange Offer Registration Statement is declared effective, as such period is extended, if at all, pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, immediately prior to the consummation of the Exchange Offer, the Dealer Managers hold any Securities acquired by them that have the status of an unsold allotment in the initial distribution, the Issuer and the Company, upon the written request of the Dealer Managers, shall simultaneously with the delivery of the Exchange Securities issue and deliver to the Dealer Managers, in exchange (the “Private Exchange”) for such Securities held by any such Dealer Manager, a like principal amount of notes of the Issuer (the “Private Exchange Notes”), that are identical in all material respects to the Exchange Securities except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Securities and bear the same CUSIP number as the Exchange Securities if permitted by the CUSIP Service Bureau.

In connection with the Exchange Offer, the Issuer and the Company shall:

  (1)          make available to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

  (2)          state that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

  (3)          use their commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is transmitted to Holders;

  (4)          utilize the services of a depositary for the Exchange Offer with an address in the United States;

  (5)          permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

  (6)          otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as reasonably practicable after the close of the Exchange Offer and any Private Exchange, the Issuer and the Company shall:

  (1)          accept for exchange all Transfer Restricted Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;

  (2)          deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

  (3)          cause the Trustee to authenticate and deliver promptly to each Holder Exchange Securities or Private Exchange Notes, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency which, in the Issuer’s and the Company’s judgment, might materially impair the ability of the Issuer and the Company to proceed with the Exchange Offer or the Private Exchange and, in the Issuer’s or the Company’s judgment, no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer or the Company; (iii) all governmental approvals shall have been obtained, which approvals the Issuer and the Company deem necessary for the consummation of the Exchange Offer or Private Exchange; and (iv) the accuracy of customary representations of the Holders and other representations (including, but not limited to, those set forth in Section 2(a)) as may reasonably be necessary under applicable SEC rules, regulations or interpretations, the satisfaction by the Holders of customary conditions relating to the delivery of Securities and the execution and delivery of customary documentation relating to the Exchange Offer or Private Exchanges, as applicable.

The Exchange Securities and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture substantially identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and, in either case, shall provide that the Exchange Securities (A) shall not be subject to the transfer restrictions set forth in the Indenture, (B) shall bear different CUSIP numbers than the Securities and (C) shall not be entitled to the accrual of Additional Interest. The Indenture or such other indenture shall provide that the Exchange Securities, the Private Exchange Notes and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Notes or the Securities will have the right to vote or consent as a separate class on any matter.

(c)        If (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer and the Company are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated by July 1, 2026, (iii) any holder of Private Exchange Notes so requests in writing to the Issuer and the Company at any time within 20 days after the consummation of the Exchange Offer representing that such holder holds Private Exchange Notes that are or were ineligible to be exchanged in the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer or the Company within the meaning of the Securities Act) and so notifies the Issuer and the Company within 10 days after such Holder first becomes aware of such restrictions (but in any event no later than 20 days after the consummation of the Exchange Offer), in the case of each of clauses (i) through (iv) of this sentence, then the Issuer and the Company shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall use commercially reasonable efforts to file a Shelf Registration pursuant to Section 3 hereof.

(d)        Notwithstanding the foregoing, the Issuer and the Company’s obligations under Section 2(a) to file the Exchange Offer Registration Statement and cause it to become effective shall not apply for so long as the Holcim Guarantee remains in effect under the terms of the Indenture, if granted.

3.          SHELF REGISTRATION

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a)        Shelf Registration. The Issuer and the Company shall, at their expense, use their commercially reasonable efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the “Shelf Registration”) as soon as practicable after the filing obligation arises; provided, however, that (i) nothing in this Section 3(a) shall require the Issuer and the Company to file the Shelf Registration Statement prior to the deadline for filing the Exchange Offer Registration Statement set forth in Section 2(a) and (ii) in the event the Exchange Offer is consummated by July 1, 2026, the Issuer and the Company shall not have any obligation to file the Shelf Registration Statement pursuant to this Section 3, except as set forth in Section 2(c)(iii) and Section 2(c)(iv). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Notwithstanding anything to the contrary herein, no Holder shall be entitled to be named as a selling security holder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Transfer Restricted Securities unless such Holder has delivered to the Issuer and the Company a signed notice and questionnaire as distributed by the Issuer and the Company consenting to such Holder’s inclusion in the Prospectus as a selling security holder, evidencing such Holder’s agreement to be bound by the applicable provisions of this Agreement and providing such further information to the Issuer and the Company as the Issuer and the Company may reasonably request.

The Issuer and the Company shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act within 270 days after the date, if any, on which the Issuer and the Company became obligated to file the Shelf Registration Statement and to keep the Shelf Registration continuously effective under the Securities Act until the earlier of the date upon which all Transfer Restricted Securities eligible to be sold thereunder (i) have been sold pursuant to the Shelf Registration Statement, (ii) are freely tradeable pursuant to Rule 144 under the Securities Act and the applicable interpretations of the SEC or (iii) cease to be outstanding or otherwise to be Transfer Restricted Securities (the “Effectiveness Period”). Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer and the Company may delay the filing of any Shelf Registration or delay or suspend the effectiveness thereof, for a reasonable period of time, but not (A) in excess of 90 consecutive days or (B) more than three times, regardless of the duration, during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Company determines reasonably and in good faith that the filing of the Shelf Registration or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Issuer or the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law; provided, however, that in no event shall the Issuer or the Company be required to disclose the business purpose for such delay or suspension. Any Shelf Suspension Period pursuant to this Section 3(a) shall begin on the date specified in a written notice given by the Issuer and the Company to the Holders and shall end on the date specified in a subsequent written notice given by the Issuer and the Company to the Holders.

(b)        Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than in the case of Shelf Suspension Period(s) permitted by this Agreement or because of the sale of all of the Securities registered thereunder), the Issuer and the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c)         Supplements and Amendments. The Issuer and the Company shall promptly supplement and/or amend the Shelf Registration if (i) required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) required by the Securities Act (iii) reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders or (iv) reasonably requested by any underwriter of such Transfer Restricted Securities with respect to the information included therein with respect to such underwriter.

(d)        Notwithstanding the foregoing, the Issuer and the Company’s obligations under Section 3(a) to file the Shelf Registration and cause it to become effective shall not apply for so long as the Holcim Guarantee remains in effect under the terms of the Indenture, if granted.

4.          ADDITIONAL INTEREST

(a)        The Issuer, the Company and the Dealer Managers agree that the Holders will suffer damages if the Issuer and the Company fail to fulfill their obligations under Section 2 or Section 3 hereof, as further specified in this Section 4, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly , the Issuer and the Company agree to pay, as liquidated damages, additional interest on the Securities (“Additional Interest”) if: (i) the Issuer and the Company have not exchanged all Transfer Restricted Securities validly tendered for the Exchange Securities in accordance with the terms of the Exchange Offer by July 1, 2026, (ii) if required, the Issuer and the Company have not had a Shelf Registration Statement declared effective under the Securities Act within 270 days after the date that such Shelf Registration is required to be declared effective determined in accordance with Sections 2(c) and 3(a) hereof, or (iii) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Effectiveness Period and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period (other than in the case of Shelf Suspension Period(s) permitted by this Agreement or because of the sale of all of the Securities registered thereunder) (each such event referred to in clauses (i) through (iii), an “Additional Interest Event”), then Additional Interest shall accrue on the principal amount of the Securities then outstanding (but, following the consummation of the Exchange Offer, only on the principal amount of such Securities that could not be exchanged or were not exchanged as specified in Section 2(c) hereof) at a rate of 0.25% per annum during the 90-day period beginning on the day immediately following the occurrence of any Additional Interest Event, which rate will, after such 90-day period, increase to a maximum of 0.50% per annum thereafter (such Additional Interest to be calculated by the Issuer and the Company) commencing on the day immediately following such Additional Interest Event; provided, however, that upon the exchange of all Transfer Restricted Securities validly tendered for the Exchange Securities (in the case of clauses (i) and (ii) of this Section 4(a)) or, as applicable, upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective or when the Prospectus again becomes usable (in the case of clause (iii) of this Section 4(a)), Additional Interest on the Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue; provided further that in no event shall Additional Interest accrue if the Securities otherwise no longer constitute Transfer Restricted Securities or after the expiration of the rights set forth in this Agreement. The obligation of the Issuer and the Company to pay Additional Interest as set forth in this Section 4 shall be the sole and exclusive remedy, monetary or otherwise, of the Holders and Participating Broker-Dealers for any Additional Interest Event. Notwithstanding anything to the contrary herein, (A) the amount of Additional Interest payable shall not increase because more than one Additional Interest Event has occurred and is continuing, (B) a Holder or Participating Broker-Dealer that is not entitled to the benefits of the Shelf Registration shall not be entitled to Additional Interest with respect to any Additional Interest Event that pertains to the Shelf Registration and (C) the Issuer and the Company shall not be obligated to pay Additional Interest provided in this Section 4 during a Shelf Suspension Period permitted by Section 3(a) hereof. For the avoidance of doubt, following the cure of all Additional Interest Events, the accrual of Additional Interest on the affected Securities will cease, the interest rate will revert to the original rate on such Securities and, upon any subsequent Additional Interest Event following any such cure of all Additional Interest Events, Additional Interest will begin accruing again at 0.25% per annum and will increase to a maximum of 0.50% per annum as provided above until all Additional Interest Events have been cured.

(b)        The Issuer and the Company shall notify the Trustee within five Business Days after the occurrence of an Additional Interest Event in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of the Transfer Restricted Securities entitled to such Additional Interest, on or before the applicable semi-annual interest payment date set forth in the Indenture, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of the Transfer Restricted Securities affected thereby entitled to receive the interest payment to be paid on such date as set forth in the Indenture. The amount of Additional Interest will be determined by the Issuer and the Company by multiplying the applicable Additional Interest rate by the applicable principal amount of the Transfer Restricted Securities entitled to such Additional Interest (as determined pursuant to Section 4(a) hereof), multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Additional Interest Event.

5.          REGISTRATION PROCEDURES

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer and the Company shall use their commercially reasonable efforts to effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer and the Company hereunder, the Issuer and the Company shall:

(a)        Use their commercially reasonable efforts to prepare and file with the SEC, a Registration Statement as prescribed by Section 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer and the Company have received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer and the Company shall furnish to and afford counsel for the Holders of the Transfer Restricted Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof), which shall be a single firm and which shall be Davis Polk & Wardwell London LLP or such other firm selected by the Holders holding a majority in principal amount of the Transfer Restricted Securities covered by such Registration Statement or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuer and the Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (other than Exchange Act filings incorporated by reference in any Registration Statement or Prospectus or any amendments or supplements thereto) if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

(b)        Subject to Section 3(a), prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force); and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus in all material respects; provided, however, that nothing contained herein shall imply that the Issuer and the Company are liable for any action or inaction of any Holder, including any Participating Broker-Dealer.

(c)        If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer and the Company have received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer and the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuer and the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuer and the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening in writing of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer’s and the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)        Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.

(e)        If a Shelf Registration is filed pursuant to Section 3 hereof and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer and the Company have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(f)         If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, upon request and at the sole expense of the Issuer and the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)        If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuer and the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer and the Company hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h)        Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuer and the Company agree to use their commercially reasonable efforts to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Issuer nor the Company shall not be required to (A) qualify generally to do business in any jurisdiction where they are not then so qualified, (B) take any action that would subject them to general service of process or taxation in any such jurisdiction where they are not then so subject or (C) make any changes to its certificate of formation, limited liability company agreement or articles of association (or other organizational documents) or any agreement between it and holders of their ownership interests.

(i)         If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)         [Reserved].

(k)        If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable, use its commercially reasonable efforts to prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuer and the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference so that (but only to such an extent that), as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)         Prior to the effective date of the Registration Statement relating to the Transfer Restricted Securities, (i) if then in certificated form, provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Securities.

(m)       In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer or the Company (and, if necessary, any other independent certified public accountants of the Issuer or the Company, or of any business acquired by the Issuer or the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer and the Company (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by companies to underwriters in underwritten offerings of debt securities similar to the Securities; and (ii) use their commercially reasonable efforts to obtain the written opinions of counsel to the Issuer and the Company in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings (it being agreed that Linklaters LLP is deemed to be counsel that is reasonably acceptable). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n)        If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Dealer Manager, by one representative selected by the Holders holding a majority in principal amount of such Transfer Restricted Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney (which shall be a single firm and which shall be Davis Polk & Wardwell London LLP or such other firm selected by the Holders holding a majority in principal amount of the Transfer Restricted Securities covered by such Registration Statement), accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Dealer Managers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at reasonable times and in a reasonable manner, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuer, the Company and any of its subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable reasonable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and the Company and any of its subsidiaries to supply, during reasonable business hours, all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Records and Information only to the extent necessary for due diligence purposes under applicable securities laws, to abstain from using the Records or the Information as the basis for any market transactions in Securities of the Issuer and the Company (or for any purpose other than the satisfaction of its due diligence responsibilities in connection with such Shelf Registration or Exchange Offer Registration Statement, as applicable) and that it will not disclose any of the Records or Information that the Issuer and the Company determine, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus (in the case of any Prospectus, considered in the light of the circumstances under which it was made), (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the reasonable opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Dealer Manager Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than as a result of a disclosure or failure to safeguard such Records and Information by an Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, that the foregoing gathering of Records and Information by the Inspectors shall, to the greatest extent possible, be coordinated on behalf of Holders and any other parties entitled thereto (including any Participating Broker-Dealers) by one counsel designated by them; and provided, further, that prior written notice shall be provided as soon as practicable to the Issuer and the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuer and the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information.

(o)        Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p)        Comply in all material respects with all applicable rules and regulations of the SEC, and make generally available to their securityholders with regard to any applicable Registration Statement a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the first Registration Statement required by this Agreement; provided that this requirement shall be deemed satisfied by the Issuer and the Company by complying with the applicable reporting covenant of the Indenture.

(q)        If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuer and the Company (or to such other Person as directed by the Issuer and the Company), in exchange for the Exchange Securities or the Private Exchange Notes, as the case may be, if then in certificated form, the Issuer and the Company shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Notes, as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

(r)         Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”)), participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with FINRA.

(s)         Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

The Issuer and the Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Issuer and the Company in writing such information regarding such seller and the distribution of such Transfer Restricted Securities as the Issuer and the Company may, from time to time, reasonably request. The Issuer and the Company may exclude from such registration the Transfer Restricted Securities of any seller so long as such seller fails to furnish such information in writing within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly in writing to the Issuer and the Company all information required to be disclosed in order to make the information previously furnished to the Issuer and Company by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer and the Company, then such Holder shall have the right to require (to the extent not objected to by the SEC) (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer and the Company or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by its acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer and the Company of the happening of any event of the kind described in Section 5(c)(iii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Issuer and the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer and the Company shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.          REGISTRATION EXPENSES

(a)        All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Company of their obligations under Sections 2, 3, 5 and 8 hereof shall be borne by the Issuer and the Company, jointly and severally, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities as provided in Section 5(h) hereof)), (ii) printing expenses, including, without limitation, printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement, or in respect of Transfer Restricted Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee and any exchange agent retained by the Issuer, the Company and their counsel, (iv) fees and disbursements of counsel for the Issuer and the Company and, in the case of a Shelf Registration, subject to Section 6(b), reasonable and documented fees and disbursements of one firm of counsel for all of the sellers of Transfer Restricted Securities selected by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Issuer and the Company) exclusive of any counsel retained pursuant to Section 7 hereof and (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance); provided, however, that each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale and disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

(b)        In connection with any Registration Statement required by this Agreement (other than the Exchange Offer Registration Statement), the Issuer and the Company, jointly and severally, will reimburse the Dealer Managers and the Holders of Transfer Restricted Securities being resold pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell London LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

7.          INDEMNIFICATION AND CONTRIBUTION

(a)        The Issuer and the Company, jointly and severally, agree to indemnify and hold harmless each Dealer Manager, each Holder of Transfer Restricted Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

  (i)           any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer or the Company shall have furnished any amendments or supplements thereto); or

  (ii)          the omission, or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer or the Company shall have furnished any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus, in the light of the circumstances under which such statement was made) not misleading;

and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Company will not be liable in any case under this Section 7(a) to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any untrue statement or omission or alleged untrue statement or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer or the Company shall have furnished any amendments or supplements thereto) or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Issuer or the Company by such Participant specifically for use therein or (B) arising from an offer or sale of Securities or Exchange Securities occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Issuer and the Company theretofore provided notice thereof pursuant to Section 5(c) hereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuer and the Company may otherwise have to the indemnified parties. The Issuer and the Company shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer and the Company, which consent shall not be unreasonably withheld.

(b)        Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Company and each of their respective directors (or equivalent), officers, representatives, agents and employees and each Person, if any, who controls the Issuer or the Company, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer, the Company or any such director, officer, representative, agent, employee or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of any such Prospectus, in the light of the circumstances under which such statements were made), in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was made in reliance upon and in conformity with written information concerning such Participant furnished to the Issuer and the Company by or on behalf of such Participant specifically for use therein or (iii) an offer or sale of Securities or Exchange Securities occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Issuer and the Company theretofore provided notice thereof pursuant to Section 5(c) hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuer, the Company or any such director, officer, representative, agent, employee or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. A Participant shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such Participant, which consent shall not be unreasonably withheld.

(c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs  (a) and (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel in each applicable jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel in each applicable jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel in each applicable jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 7, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Transfer Restricted Securities and Exchange Securities sold by all such Participants, in the case of paragraph (a) of this Section 7, or the Issuer and the Company, in the case of paragraph (b) of this Section 7. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred and following a written request therefor.

(d)        After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 7, or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(e)        In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than for the reasons specified in Section 7(a) or 7(b) hereof, including by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 7, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Securities, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Company, on the one hand, or the Participants, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation, as applicable, on the offer of the Consideration received by such Participant, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director, member or manager, as applicable, of the Issuer and the Company, each officer of the Issuer and the Company, and each person, if any, who controls the Issuer and the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer and the Company.

8.          RULE 144A

The Company covenants and agrees that it shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act. If at any time the Company is not required to file such reports and does not otherwise file such reports, the Issuer and the Company will, upon the request of any Holder or beneficial owner of Transfer Restricted Securities, make available the information required by Rule 144A(d)(4) under the Securities Act in order to permit sales pursuant to Rule 144A.

9.          NO UNDERWRITTEN REGISTRATIONS

The Issuer and the Company shall not be required hereunder to assist in an underwritten offering of the Transfer Restricted Securities.

10.        MISCELLANEOUS

(a)        No Inconsistent Agreements. Each of the Issuer and the Company has not as of the date hereof entered, and the Issuer nor the Company shall not after the date of this Agreement enter, into any agreement with respect to any of the Issuer’s or the Company’s securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s or the Company’s other issued and outstanding securities, if any, under any such agreements.

(b)        Adjustments Affecting Transfer Restricted Securities. Each of the Issuer and the Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Issuer and the Company to consummate the Exchange Offer on the terms specified herein or effect any Shelf Registration required by this Agreement.

(c)        Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuer and the Company, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that Section 7 hereof and this Section 10(c) may not be amended, modified or supplemented, the rate at which Additional Interest accrues pursuant to Section 4(a) hereof may not be reduced, and the time for payment of Additional Interest pursuant to Section 4(a) hereof may not be changed, in each case, without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Securities, as the case maybe, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement; provided, further, that no consent is necessary from any Holder or Participating Broker-Dealer in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or Participating Broker-Dealer (as applicable), as determined by the Issuer and the Company in their reasonable discretion. Notwithstanding the foregoing, (A) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered and (B) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold pursuant to such Registration Statement.

(d)        Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier, facsimile or electronic mail:

  (i)           If to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Dealer Managers as follows:

  if to BNP Paribas Securities Corp.:

  BNP Paribas Securities Corp.
  787 7th Avenue
  New York, New York 10019
  United States of America
  Attention: Liability Management Group
  Toll-Free: [Redacted]
             Email: [Redacted]

  with a copy to:

  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom
  Attention: Reuven Young

  if to BofA Securities, Inc.:

  BofA Securities, Inc.
  620 S Tryon Street, 20th Floor
  Charlotte, North Carolina 28255
  United States of America
  Attention: Liability Management Group
  Toll-Free: [Redacted]
  Collect: [Redacted]
  Email: [Redacted]

  with a copy to:
  BofA Securities, Inc.
  50 Rockefeller Plaza
  114 W. 47th Street, 7th Floor
  NY8-114-07-01
  New York, New York 10036
  United States of America
  Attention: High Grade Transaction Management/Legal
  Email: [Redacted]

  if to Citigroup Global Markets Inc.:

  Citigroup Global Markets Inc.
  388 Greenwich Street,
  New York, New York 10013
  United States of America
  Attention: General Counsel
  Fax: [Redacted]

  with a copy to:
  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom
  Attention: Reuven Young

  if to Goldman Sachs & Co. LLC:

  Goldman Sachs & Co. LLC

  200 West Street
  New York, New York 10282
  United States of America
  Attention: Liability Management Group
  Toll-free: [Redacted]
  Collect: [Redacted]

  with a copy to:
  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom
  Attention: Reuven Young

  if to J.P. Morgan Securities LLC:

  J.P. Morgan Securities LLC
  383 Madison Avenue
  New York, New York 10179
  United States of America
  Attention: Liability Management Group
  Toll-Free: [Redacted]
  Collect: [Redacted]

  with a copy to:
  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom
  Attention: Reuven Young

  if to Mizuho Securities USA LLC:

  Mizuho Securities USA LLC
  1271 Avenue of the Americas
  New York, New York 10020
  United States of America
  Attention: Liability Management
  Email: [Redacted]

  with a copy to:
  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom

  Attention: Reuven Young

  if to Santander US Capital Markets LLC:

  Santander US Capital Markets LLC
  437 Madison Avenue
  New York, New York 10022
  United States of America
  Attention: Liability Management
  Fax: [Redacted]
  Email: [Redacted]

  with a copy to:
  Davis Polk & Wardwell London LLP
  5 Aldermanbury Square
  London EC2V 7HR
  United Kingdom
  Attention: Reuven Young

  (ii)         If to the Dealer Managers, at the address specified in Section 10(d)(i) hereof;

  (iii)        If to the Issuer or the Company, at the address as follows:

  Holcim Finance US LLC
  8700 W. Bryn Mawr Ave
  Suite 300
  Chicago, IL 60631
  Attention: Therese Houlahan

  Amrize Ltd
  Grafenauweg 8
  6300 Zug, Switzerland
  Attention: Morris Thomkins

  with a copy to:

  Linklaters LLP
  One Silk Street
  London EC2Y 8HQ
  United Kingdom
  Attention: Yaroslav Alekseyev

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon receipt of confirmation, if sent by facsimile or electronic mail.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Dealer Manager Agreement or the Indenture.

(f)         Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i)         Jurisdiction.  The Issuer and the Company agree that any suit, action or proceeding against any of them brought by any Holder, the directors, officers, employees, affiliates and agents of any Holder, or by any person who controls any Holder, arising solely out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, and waive to the fullest extent that each may effectively do so any objection of which it may now or hereafter have to the laying of venue or of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Company hereby appoints C T Corporation System at 28 Liberty Street, New York, New York 10005, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, by any Holder, the directors, officers, employees, affiliates and agents of any Holder, or any person who controls any Holder, and expressly accept the jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(j)         Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(k)        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their respective commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)         Transfer Restricted Securities Held by the Issuer, the Company or Any of their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer, the Company or any of their controlled affiliates (as such term is defined in Rule 405) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m)       Third-Party Beneficiaries. Holders of Transfer Restricted Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons to the extent necessary to protect the rights of the Holders hereunder.

(n)        Entire Agreement. This Agreement, together with the Dealer Manager Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders and Dealer Managers, on the one hand, and the Issuer and the Company, on the other hand, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLCIM FINANCE US LLC

By:	/s/ Ian Johnston
Name: Ian Johnston
Title: Chief Financial Officer

By:	/s/ Therese Houlahan
Name: Therese Houlahan
Title: Treasurer

AMRIZE LTD

By:	/s/ Markus Unternӓhrer
Name: Markus Unternӓhrer
Title: Member of the Board

By:	/s/ Samuel Poletti
Name: Samuel Poletti
Title: Chairman of the Board

[Signature Page to the Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BNP Paribas Securities Corp.

as a Dealer Manager

By:	BNP Paribas Securities Corp.

/s/ Amir Nouri
Name: Amir Nouri
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

BofA Securities, Inc.

as a Dealer Manager

By:	BofA Securities, Inc.

/s/ Brendan Reen
Name: Brendan Reen
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

Citigroup Global Markets Inc.

as a Dealer Manager

By:	Citigroup Global Markets Inc.

/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

Goldman Sachs & Co. LLC

as a Dealer Manager

By:	Goldman Sachs & Co. LLC

/s/ Adam T. Green
Name: Adam T. Green
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

J.P. Morgan Securities LLC

as a Dealer Manager

By:	J.P. Morgan Securities LLC

/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Registration Rights Agreement]

Mizuho Securities USA LLC

as a Dealer Manager

By:	Mizuho Securities USA LLC

/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

Santander US Capital Markets LLC

as a Dealer Manager

By:	Santander US Capital Markets LLC

/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

[Signature Page to the Registration Rights Agreement]